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                                                                    EXHIBIT 21.1

                            MILLENNIUM CHEMICALS INC.

                                                                                   STATE OR COUNTRY
                                                                                   OF INCORPORATION
                                                                                   ----------------
Millennium Chemicals Inc.                                                           Delaware
   Millennium Worldwide Holdings I Inc.                                             Delaware
      Millennium Worldwide Holdings II Inc.                                         Delaware
      Millennium Worldwide Holdings III Inc. (1)                                    Australia
         Millennium JCM Ltd.                                                        Bermuda
         Millennium Overseas Holdings                                               United Kingdom
            Millennium Chemicals UK Holdings Limited                                United Kingdom
               Millennium Grimsby Ltd.                                              United Kingdom
                  Millennium Australind                                             United Kingdom
                  Millennium Inorganic Chemicals Limited                            United Kingdom
                     Millennium Inorganic Chemicals S.A.S.                          France
                        Societe Immobiliere de la Cote Societe Anonyme              France
                        Millennium Chemicals Le Havre SAS                           France
                        Millennium Chemicals Thann SAS                              France
                        Millennium Thann Limited                                    United Kingdom
                           Millennium Vision G.P. (2)                               Australia
                        Thann Chimie SNC                                            France
                           Millennium Holdings Brasil Ltda.                         Brazil
                              Millennium Inorganic Chemicals do Brasil S.A. (3)     Brazil
            Millennium Stallingborough Ltd.                                         United Kingdom
               Rutile Holdings Ltd.                                                 United Kingdom
                  SCMC Holdings B.V.                                                Netherlands
         Millennium Petrochemicals Europe B.V.                                      Netherlands
            Millennium Bunbury Ltd.                                                 Australia
               Millennium Inorganic Chemicals Ltd.                                  Australia
                  Millennium Performance Chemicals (Advanced Ceramics) Pty. Ltd.    Australia
                  Millennium Lincolnshire Limited                                   United Kingdom
      Millennium America Holdings Inc.                                              Delaware
         Millennium America Inc.                                                    Delaware
            Millennium US Op Co, LLC                                                Delaware
               Millennium Specialty Chemicals Inc.                                  Delaware
               Millennium Petrochemicals Inc.                                       Virginia
                  Millennium Petrochemicals GP LLC (4)                              Delaware
                  Millennium Petrochemicals LP LLC (4)                              Delaware
                  Millennium Methanol LP Inc. (5)                                   Delaware
                  Millennium Methanol GP Inc. (5)                                   Delaware
               Millennium Inorganic Chemicals Inc.                                  Delaware
                  Millennium Inorganic Chemicals (Bermuda) Limited                  Bermuda
                  Millennium DNC Partners (6)                                       Delaware
                     Millennium HMR Ltd.                                            Bermuda
                     Millennium RB Partners (7)                                     Bermuda
                        Pemmer Finance (8)                                          United Kingdom
                        Millennium ICP (9)                                          United Kingdom
                           FCC Millennium Titrisation (10)                          France
                        MIC Finance (11)                                            Australia
            Millennium Holdings, LLC                                                Delaware
               MHC Inc.                                                             Delaware
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(1)  Millennium Worldwide Holdings III Inc. is owned 99% by Millennium Worldwide
     Holdings I Inc. and 1% by Millennium Worldwide Holdings II Inc.

(2)  Millennium Vision G.P. is owned 99% by Millennium Thann Limited and 1% by
     Millennium Inorganic Chemicals Limited.

(3) Millennium Holdings Brasil Ltda. owns 99% of the voting shares and 72% of the total shares of Millennium Inorganic Chemicals do Brasil S.A.

(4) Millennium Petrochemicals GP LLC and Millennium Petrochemicals LP LLC together own a 29.5% interest in Equistar Chemicals, LP.

(5)  Millennium Methanol LP Inc. and Millennium Methanol GP Inc. together own an
     85% interest in La Porte Methanol Company, L.P.



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(6)  Millennium Methanol LP Inc. and Millennium Methanol GP Inc. together own an
     85% interest in La Porte Methanol Company, L.P.

(7)  Millennium Inorganic Chemicals Inc. ("MICI") owns a 99% GP interest and
     Millennium America Inc. owns a 1% GP interest in Millennium DNC Partners.

(8) Millennium DNC Partners owns a 77% LP interest; MICI owns a 22% LP interest and Millennium HMR Ltd. owns a 1% GP interest in Millennium RB Partners.

(9) Millennium RB Partners owns a 98.983% LP interest; MHC Inc. owns a .017% LP interest and Millennium Inorganic Chemicals Bermuda Limited ("MIC Bermuda") owns a 1% GP interest in Pemmer Finance.

(10) FCC Millennium Titrisation is owned 99% by Millennium ICP and 1% by Pemmer
     Finance.

(11) Millennium RB Partners owns a 99% GP interest and MIC Bermuda owns a 1% GP interest in Millennium ICP.